Nuveen Dynamic Municipal Opportunities Fund N-2

Exhibit 99.(s)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

Nuveen Dynamic Municipal Opportunities Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares $0.01 par value per share	Rule 457(o)	—	—
	Other	Rights to purchase Common Shares(2)	—	—	—	—	—	—
Fees Previously Paid	Equity	Common Shares, $0.01 par value per share	—	—	—	—	—	—
	Other	Rights to purchase Common Shares(2)	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	Rule 415(a)(6)	—	—	$213,851,781.95	0.0001091(3)	—	N-2	333-259086	August 26, 2021	$23,331.23(4)
Carry Forward Securities	Equity	Common Shares, $0.01 par value per share	Rule 415(a)(6)	—	—	$150,000,000	0.0000927(3)	—	424(b)(5)	333-259086	December 17, 2021	$13,905(5)
	Total Offering Amounts					$363,851,781.95		—
	Total Fees Previously Paid							$37,236.23(4)(5)
	Total Fee Offsets							—
	Net Fee Due							$0

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 (“Securities Act”) solely for purposes of determining the registration fee. The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

(2) No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase Common Shares, including any shares issued pursuant to an over-subscription privilege or a secondary over subscription privilege, will be shares registered under this Registration Statement.

(3) The then-current fee rate was $109.10 per $1,000,000.

(4) The Registrant previously registered securities with a maximum aggregate offering price of $250,000,000 in reliance on Rule 457(o) under the Securities Act, with respect to which the Registrant paid filing fees of $27,275 in its prior Registration Statement (File No. 333-259086), which went automatically effective on August 26, 2021 (the “2021 Registration Statement”). As of the time of this filing, securities with a maximum aggregate offering price of $213,851,781.95 remain unsold from the 2021 Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Common Shares, with respect to which $23,331.23 in filing fees have already been paid. Because this Registration Statement only includes such carry forward securities (together with the carry forward securities described in footnote (5) below) for which a registration fee was previously paid, no additional filing fees are currently due.

(5) The Registrant previously registered securities with a maximum aggregate offering price of $150,000,000 in reliance on Rule 457(o) under the Securities Act, with respect to which the Registrant paid filing fees of $13,905 in a prospectus supplement relating to the 2021 Registration Statement (the “Prospectus Supplement”). As of the time of this filing, securities with a maximum aggregate offering price of $150,000,000 remain unsold from the Prospectus Supplement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries forward such unsold Common Shares, with respect to which $13,905 in filing fees have already been paid. Because this Registration Statement only includes such carry forward securities (together with the carry forward securities described in footnote (4) above) for which a registration fee was previously paid, no additional filing fees are currently due.